Exhibit 10.24

ADDENDUM “A”

ADDENDUM “A” TO THE STANDARD SUBLEASE MULTI-TENANT LEASE DATED JULY 12, 2017, BY AND BETWEEN INFORTREND CORPORATION, A CALIFORNIA CORPORATION (“SUBLESSOR”) AND QUANERGY SYSTEMS, INC., A DELAWARE CORPORATION (“SUBLESSEE”) FOR THE PROPERTY LOCATED AT 433 LAKESIDE DRIVE, SUNNYVALE, CALIFORNIA (HEREINAFTER REFERRED TO AS THE “SUBLEASE”).

14.	Monthly Base Rent Adjustments: The monthly Base Rent shall be adjusted as follows:

Months	Monthly Base Rent
September 1, 2017—August 31, 2018	$24,295.00
September 1, 2018—August 31, 2019	$25,025.00
September 1, 2019—August 31, 2020	$25,775.00
September 1, 2020—August 31, 2021	$26,550.00
September 1, 2021—August 31, 2022	$27,345.00

15.	Tenant Improvements:

Sublessor shall provide Sublessee with a Tenant Improvement Allowance of One Hundred Forty-Seven Thousand Two Hundred Thirty and 00/100 Dollars ($147,230.00) which shall be issued to Sublessee in the form of a check sixty (60) days after the Commencement Date. Any Tenant Improvement work performed by Sublessee shall be done by a licensed and reputable contractor, and in accordance with all applicable governmental codes and ordinances, and in accordance with the provisions of Paragraph 7 of the Master Lease. Sublessee shall use its best good faith efforts to perform any Tenant Improvement work in such a fashion that it will minimize any business disruption to any neighboring building occupants. Any work requiring disconnection of electrical service, water, or sewer shall be performed whenever possible outside of normal business hours. Sublessee shall provide Sublessor with scale drawings of any work it intends to perform, and must have Sublessor’s written approval to perform any tenant improvement work, which approval shall not be unreasonably withheld. Sublessor and Master Sublessor shall have the right to post appropriate notice of non-responsibility for any work performed by Sublessee. All Tenant Improvement work shall remain upon and be surrendered with the Premises and become the property of Sublessor at the termination of this Sublease without credit or compensation to Sublessee. Prior to termination of the sublease, and at Sublessor’s discretion and one hundred eighty (180) day advance notice, Sublessee shall: (a) be required to remove all of its unattached, movable personal property; (b) remove any or all interior fixtures and equipment, if so required by the Sublessor; (c) remove any or all of the Tenant Improvement work, at Sublessee’s expense, as may be stipulated by Sublessor; and cap off any exposed plumbing or electrical in the Premises; and (d) repair any damage occasioned by the removal.

ADDENDUM “A”

ADDENDUM “A” TO THE STANDARD SUBLEASE MULTI-TENANT LEASE DATED JULY 12, 2017, BY AND BETWEEN INFORTREND CORPORATION, A CALIFORNIA CORPORATION (“SUBLESSOR”) AND QUANERGY SYSTEMS, INC., A DELAWARE CORPORATION (“SUBLESSEE”) FOR THE PROPERTY LOCATED AT 433 LAKESIDE DRIVE, SUNNYVALE, CALIFORNIA (HEREINAFTER REFERRED TO AS THE “SUBLEASE”).

16.	Right of First Negotiation—Sublease Extension:

Provided Sublessee is not in default of the Lease, and in the event Infortrend Corporation, or a related entity does not wish to occupy the Premises immediately after the expiration of Sublease Term, Sublessee shall have the one time exclusive right to negotiate a lease extension for a period of twenty-one (21) days after receiving notice from Sublessor that it will not immediately occupy the Premises. In the event the parties do not agree to a Sublease extension during this twenty-one (21) day period, then Sublessor or Master Sublessor shall be free to offer the Premises for lease to other parties, and/or negotiate or enter into an agreement with another party or parties. In the event Sublessee extends its sublease Term, the Broker shall be paid a commission in an amount equal to four percent (4%) of the total base rental during the extended term between sixty-one (61) months and the expiration of the extended Term. For the avoidance of doubt, there shall be no commission required or payable for any term extending beyond one hundred eighty (180) month.

READ AND AGREED TO:

SUBLESSOR: Infortrend Corporation, LLC

BY:

TITLE:

DATE:

SUBLESSEE: Quanergy Systems, Inc.,

BY:	/s/ Louay Eldada

TITLE:	CEO

DATE:	July 13, 2017